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Exhibit No. 3.01 - Articles of Incorporation and Amendments

                           DIVERSIFIED INDUSTRIES, INC.
                               (A Utah Corporation)
                        CORPORATE INFORMATION STATEMENT



O7-01-119 (REV. 2/77)
STATE OF UTAH
EXECUTIVE DEPARTMENT


I, DAVID S. MONSON, LT GOVERNOR/SECRETARY OF STATE OF THE STATE OF UTAH, DO HEREBY CERTIFY THAT the attached is a full, true and correct copy of the Articles of Incorporation of SILVER EXPLORATION, INC. and all amendments thereto filed with this office on April 17, 1970.


AS APPEARS OF RECORD IN MY OFFICE.

File# 051925



IN WITNESS WHEREOF, I have
hereunto set my hand and affixed the
Great Seal of the State of Utah at Salt
Lake City, this 3rd day of
May   A.D. 1982.






























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                         ARTICLES OF INCORPORATION
                                    OF
                          SILVER EXPLORATION, INC.


     We, the undersigned natural persons of the age of twenty one years or more, acting as incorporators of a corporation under the Utah Business Corporation Act, adopt the following Articles of Incorporation for such corporation:


                                   FIRST

     The name of the corporation is:  SILVER EXPLORATION, INC.



                                  SECOND

     This corporation shall exist in perpetuity unless it is otherwise terminated by law, or by the voluntary action of the stockholders.



                                  THIRD
     The purpose or purposes which the corporation is ,authorized to pursue are:

     (a) To explore for minerals, metals and ores of all kinds in any state, territory of country and to mine and mill all such minerals, metals and ores.

     (b) To purchase or otherwise acquire, hold, manage, operate, sell or otherwise dispose of any mineral lands or the products thereof in any state, territory or country.

     (c) To do all other things in any way related to the general business of exploring for, developing and mining any mineral lands and the products thereof.

     (d) To own, buy, sell, borrow, pledge, hypothecate, mortgage, deal in, manufacture, distribute, wholesale. retail, improve, develop and market all kinds of property both real and personal.

     (e) To own real and personal property and to buy, sell, rent, lease and otherwise dispose of the same as necessary or convenient to the carrying on of said business.

     (f) To borrow and loan money and to make and give notes and evidences of indebtedness, and to secure the same by mortgaging its property or otherwise, and to receive notes and mortgages both real and personal to secure claims owing to it or otherwise.

     (g) To enter into joint ventures with any other corporations, associations, co-partnerships, persons or trustees for engaging in, holding or financing any business.

     (i) To exercise all other powers given to corporations by the Utah Business Corporation Act.
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                                   FOURTH

     The aggregate number of shares which the corporation shall have authority to issue is Ten Trillion (10,000,000) shares of common stock of a par value of ONE CENT ($0.01) per share.


                                   FIFTH

     This corporation shall not commence business until consideration of the value of at least $1,000.00 has been received by the Corporation for the issuance of shares.


                                   SIXTH

     The holders of the common stock shall be entitled to purchase ratably, according to their respective holdings, any shares of common stock of the corporation issued or sold for cash.


                                  SEVENTH

     Provisions of the Articles of Incorporation for the regulation of the internal affairs of the corporation are:

     (a) The general management of this corporation shall rest with the Board of Directors and such Board of Directors shall consist of not less than three in number. Tile Board of Directors is, and shall be, authorized to transact the business and exercise the corporate powers of the corporation.

     To be qualified, a Director need not have standing in his own name upon the books of the corporation, any shares of capital stock.

     In furtherance and not in limitation of the powers conferred by Statute, the Board of Directors is expressly authorized:

     To make alter amend and/or repeal the By-Laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By resolution passed by a majority of the whole Board to designate one or more committees, such committees to consist of two or more of the directors of the corporation, which,, to the extent provided in the resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation, any may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the By-Laws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

     When and as authorized by tile affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called for that purpose, or when authorized by the

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written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease, or exchange all of tile property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     (b) Meetings of the Board of Directors, for the transaction of any business of the corporation, may be held at its principal place of business in the State of Utah, or at such other places outside of this state or elsewhere within the State, other than its principal place of business, as the Directors may, by Resolution or By-Laws determine.

     The Board of Directors may establish stated meetings, to be held in Ogden, Utah, Or elsewhere, at such times and at, such places as it may determine, and after due notice to each member of the Board of Directors, of the establishment of the time and place of such stated meetings, no further notice need be given of such meetings.

     Two-thirds of the members of the Board of Directors shall constitute a quorum, and such quorum, by majority vote, is authorized to transact the business and exercise the corporate powers of the corporation.

     A resolution in writing and signed by all of the members of the Board of Directors shall be and constitute action by the Board of Directors to the effect, therein expressed, with the same force and effect as though such Resolution had been adopted at a duly convened meeting, and it shall be the duty of the Secretary to record each such Resolution in the minutes of the Incorporation under the proper date.

     (c) Meetings of stockholders may be held outside the State of Utah, if the By-Laws so provide. The books of the corporation may be kept outside the State of Utah at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

     Elections of directors need not be by ballot unless the By-Laws of the corporation so provide. Additional directors may be elected by the shareholders.

     At least a majority of the outstanding shares of capital stock of the corporation entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of shareholders. Such quorum, by majority vote, is authorized to transact the business and exercise the powers herein reserved to and ordinarily exercised by shareholders.

     (d) The corporation, by resolution of its Board of Directors, shall have the right to purchase and own its own shares ,of stock.

     (e) The private property of the stockholders shall not be subject to the payment of the corporate debts to any extent whatsoever.

     (f) The corporation may enter into any kind of contract or agreement, cooperative, or profit-sharing plan, with its officers or employees, that the directors may deem advantageous or expedient, or otherwise, to reward or pay
persons for their services, as tile     directors may deem fit.

     (g)   The Board of Directors of the corporation may from time to time

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declare, and the corporation may pay dividends oil its outstanding shares in cash, property or its own shares.

     (h) No contract or transaction entered into by the corporation shall be affected by the fact that a director or officer of the corporation was personally interested in it, if at the meeting of the Board of Directors, making, authorizing or confirming such contract or transaction, the interested director discloses his interest therein and such contract or transaction is adopted or ratified by a majority of the quorum of directors present.

     (i) A memorandum in writing unanimously agreed to and signed by the owners of all of the issued and outstanding shares of stock of the corporation shall be and constitute action by the shareholders to the effect therein expressed with the same force and effect as though such matter had been adopted at a duly convened annual or special meeting of the shareholders. It shall be the duty of the secretary of the corporation to record such memorandum in the minutes of the corporation under the proper date the same as if the matter had been effected at a meeting of the shareholders.


                                  EIGHT

     The place of the general business of this corporation shall be at Ogden, County of Weber, State of Utah, and branch places of business may be established at other places in the State of Utah or elsewhere in this or any other county as the directors may from time to time provide.

     The address of the corporation's initial registered office is 3040 Washington Blvd., Ogden, Utah, and the name of the corporation's initial registered agent at that address is Dennis R. Stettler.


                                  NINTH

     The initial Board of Directors of the corporation shall consist of three persons whose Frames and addresses are as follows, and who shall serve until the first annual meeting of shareholders, or until their successors shall be elected and qualified:

     Robert G. Johnson, 1066 Edgewood Drive, Ogden, Utah
     Dennis R. Stettler, 890 Wood Street, Ogden, Utah
     Thomas F. Miller,, Box 267, Oakley, Idaho


                                  TENTH

     The name and address of each incorporator is as follows:

     Robert G. Johnson, 1066 Edgewood Drive Ogden, Utah
     Dennis R. Stettlerl 890 Wood Street, Ogden, Utah
     E. Phyllis Johnson, 1066 Edgewood Drive, Ogd;.@n, Utah


DATED:  April 2, 1970.

//signature/Robert G. Johnson
//signature/Dennis R. Stettler
//signature/E. Phyllis Johnson

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STATE OF UTAH   )
                :   SS.
COUNTY OF WEBER )

I, ____________________ a Notary Public hereby certify THAT on the ____ day of April, 1970 personally appeared before me ROBERT G. JOHNSON, DENNIS R. STETTLER and E. PHYLLIS JOHNSON who being by me first duly sworn severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements herein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this ______ day of April, 1970.





Notary Public
Residing in Ogden, Utah

My Commission Expires:
May 24, 1972


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                            ARTICLES OF AMENDMENT
                                     OF
                           SILVER EXPLORATION, INC.

   Pursuant to the provisions-of Section 16-10-57 of the Utah Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

    On the 18th day of May, 1970, a meeting of the shareholders of Silver Exploration, Inc., was held. At this meeting, and after the giving of notice that such would be considered, an amendment to the Articles of Incorporation was considered and adopted by the shareholders.

     Paragraph Fourth of the Articles of Incorporation was amended by increasing the number of authorized shares of stock from ten million to twenty-five million shares having a par value of one cent per share. Paragraph Fourth, its amended, now reads as follows:

                                  FOURTH

     The aggregate number of shares which the corporation shall have authority to issue is Twenty-five Million (25,000,000) shares of common stock of a par value of ONE CENT ($0.01) per share.

     On the date of the meeting of shareholders and the consideration of this proposed amendment there were 2,000 shares of common stock outstanding. All of these outstanding shares of common stock were entitled to vote on the proposed amendment to the Articles of Incorporation.

2,000    Number of shares outstanding.

2,000   Number of shares represented at the meeting, either in person or by proxy.

2,000   Number of shares voted in favor of the proposed amendment.

    0   Number of shares voted against the proposed amendment.

SIGNED AND DATED this 18th day of May, 1970.

//signature/President
//signature/Secretaty

STATE OF UTAH       )
                    :  SS.
COUNTY OF SALT LAKE )

    I, Philip C. Pugsley, a Notary Public, hereby certify that on the 18th day of May, 1970, personally appeared before me Robert C. Johnson, who being by me first duly sworn, declared that he is one of the persons who signed the foregoing document and that the statements therein contained are true.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of May, 1970.

Notary Public
Residing in Salt Lake County,
State of Utah
My Commission Expires: May 24, 1972
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                             ARTICLES OF AMENDMENT
                          FOR SILVER EXPLORATION, INC.

     Pursuant to the provisions of Section 16-10-57 of the Utah Revised Business Corporation Act, the undersigned, corporation adopts the following Articles of Amendment to its Articles of Incorporation and any previous amendments thereto:

     On the 15th day of October, 1996, a meeting of the shareholders of Silver Exploration, Inc., was held. At this meeting, and after giving notice that such would be considered, an amendment to the Articles of Incorporation was considered and adopted by the Shareholders as follows:

     (a) That the name of the Corporation shall be changed from Silver Exploration, Inc., to Diversified Industries, Inc.

     (b) Paragraph Fourth of the Articles of Incorporation and subsequent Articles of Amendment were further amended by increasing the number of authorized share of stock from twenty five million (5,000,000) to one hundred million (l00,000,000) shares having a par value of one cent (.01) per share. Paragraph "Fourth" as now Amended, reads as follows:

                                  FOURTH

     The aggregate number of share which the Corporation shall have authority to issue is one hundred million (l00,000,000) shares of common stock of par value of one cent (.01) per share.

     On the date of the meeting of Shareholders and the consideration of this proposed amendment there were 24,992,831 shares of common stock outstanding. All of these outstanding shares of common stock were entitled to vote on the proposed amendment to the Articles of Incorporation and previous Articles of Amendment.

24,992,831   Number of shares outstanding.

15,978,551   Number of shares represented at the meeting, either in person or by proxy.

15,804,131  Number of shares voting FOR the proposed Amendments:

15,969,851  a. To change the name of the Corporation from Silver Exploration,
               Inc. to Diversified Industries, Inc.

15,932,301  b. To increase the number of authorized shares of stock from
               25,000,000 to 100,000,000 State of having a par value of one cent
              (.0l) per share.

SIGNED AND DATED this, 15th day of October 1996.

//signature/President
//signature/Secretary